SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 20, 2004

SILICON GRAPHICS, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1500 Crittenden Lane
Mountain View, CA		94043-1351

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 960-1980

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9 and 12. Regulation FD Disclosure; Results of Operations and Financial Condition.

     We are furnishing, pursuant to Item 9 and Item 12 of Form 8-K, an excerpt of selected comments made during our earnings conference call held on April 20, 2004. The historical non-GAAP financial measures included in the excerpt below are based on our results for the third quarter of fiscal year 2004 and the fourth quarter of fiscal year 2003. For our third quarter of fiscal year 2004, which ended March 26, 2004, revenue was $230 million, gross margin was 45.4%, operating expenses were $111 million and operating loss was $7 million. For our fourth quarter of fiscal year 2003, which ended June 27, 2003, revenue was $240 million, gross margin was 40.3%, operating expenses were $131 million and operating loss was $34.5 million.

      Our non-GAAP presentation of operating expenses included in the excerpt below excludes GAAP Other Operating Expenses. Our GAAP Other Operating Expenses generally consist of non-operating items that change in composition and vary in the amount from quarter to quarter. As a result, we believe that a non-GAAP presentation of operating expenses would be useful to investors to facilitate period to period comparisons of our operating results.

     After the excerpt of the earnings conference call set forth below is a reconciliation of the non-GAAP financial measures included therein, except with respect to those included in the guidance, which are impractical to reconcile without unreasonable effort.

Earnings Conference Call Excerpt

     As described above, the following is an excerpt of selected comments made by Jeffrey V. Zellmer, Senior Vice President and Chief Financial Officer of Silicon Graphics, Inc., during the company’s earnings conference call:

As Bob mentioned, Q3 was a solid quarter. Our revenue, gross margin and operating income were within the guidance we gave in January, and we strengthened our balance sheet with an additional $50 million from a private placement of our common stock. However, bookings were lower than expected and more heavily weighted toward the end of the quarter than usual. This obviously will affect our expectations for Q4. Although our goal continues to be a sustainable return to operating profitability, the challenges of achieving that turnaround are greater than we had hoped when we spoke to you in January.

Q3 revenue was $230 million compared with $238 million for Q2 FY04, the quarter ended December 26, 2003. This represents a 6% year-over-year increase from last year’s Q3 revenue of $217 million. Altix continues its strong performance with revenue up significantly from one year ago. As anticipated, Altix revenue surpassed Origin revenue this quarter and we expect that gap to widen. Over time, we expect the recently announced Altix 350 to be a stronger contributor to revenue as we build sales channels for that product.

Despite growing year-on-year revenue, bookings for Q3 were lighter than expected with a book to bill ratio of less than 1 to 1. With the exception of Altix — which met our expectations — we saw lighter than planned bookings across the business segments. On a geographic basis the primary shortfall was in North America. As a result we drew down our backlog from $119 million at the end of last quarter to $88 million at the end of March. While some decline in backlog is typical in the third quarter, these results did not meet our expectations.

. . . .

Before turning to our Q4 guidance, I want to discuss, in more detail, the impact we expect the sale of our Alias software business to have on our future financial profile. As you know, we announced last Thursday that we have entered into a definitive agreement to sell Alias to Accel-KKR, a private equity firm, for a purchase price of $57.5 million, subject to closing adjustments. The sale is subject to typical closing conditions and we currently expect it to close in Q4. When it closes, we expect to realize about $50 million in net proceeds, taking into account the working capital requirements of the Alias business and transaction costs.

Alias has been operating as an independent unit and we don’t expect the sale to significantly affect our business, customer relationships or strategic direction. In Q4, we will reflect the operating profit of the Alias business for the period up to the closing date as an asset held for sale. As a result, our Q4 operating results will not include Alias’s revenue or contribution. Of course, following the closing, Alias will be a fully independent company and will not be reflected in our financials.

To give you a frame of reference for future financial results, let me give you SGI’s non-GAAP results excluding the Alias business for Q3, the quarter announced today and for Q4 FY03.

For Q3 SGI’s stand-alone results would have been revenue of $213 million, gross margin of 42.1% and operating expenses of $89 million excluding “Other Operating Expense”. The non-GAAP operating result on this basis would have been approximately break-even.

Looking back to Q4 a year ago, SGI’s non-GAAP revenue excluding Alias would have been $222 million, with gross margin of 36.6%, and non-GAAP operating expenses of $106 million (excluding “Other Operating Expense”). The non-GAAP operating loss on this basis would have been approximately $24 million.

These non-GAAP reconciliations have been posted on our web site for your reference.

Looking ahead to Q4, we think it makes the most sense to discuss our expectations excluding the Alias business although their results for the quarter prior to closing will be included in our GAAP results below the operating line as an asset held for sale. As we noted earlier, bookings during Q3 were lower than previously expected. As a result our guidance for Q4 is flat with the Q3 guidance we gave in January – adjusted for Alias –

and no longer reflects an expectation that we will generate an operating profit this quarter.

For the SGI business excluding Alias, in Q4 we expect

  revenue of $200 million – 220 million,

  gross margin of 40 – 42%, and

  operating expenses [excluding Other Operating Expenses] of approximately $92 million.

With this guidance, we would expect non-GAAP results for the SGI business ranging from an operating loss of approximately $12 million to near break-even.

Reconciliation of Non-GAAP Financial Measures

(Dollars in millions)	GAAP	Alias	Other Adjustments		Non-GAAP Financial Measure Presented

3Q04
Total Revenue	$230.2	$17.6	-		$212.6
Gross Margin	45.4%	85.5%	-		42.1%
Operating Expenses	$111.2	$13.2	$8.6	[1]	$89.3
Operating Income (Loss)	$(6.7)	$1.8	$(8.6)[1]		$0.2

4Q03
Total Revenue	$240.2	$18.2	-		$222.0
Gross Margin	40.3%	85.6%	-		36.6%
Operating Expenses	$131.3	$13.2	$12.6	[1]	$105.5
Operating Income (Loss)	$(34.5)	$2.4	$(12.6)[1]		$(24.3)

[1] Other Operating Expenses

Forward Looking Statements

      The guidance and other forward-looking statements included in this report constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements on our current expectations about future events. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions.

      These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Such risks and uncertainties include, among other things: failure to achieve expected product mix and revenue levels; failure to achieve expected bookings; adverse changes in general economic or business conditions; adverse changes in the specific markets for our products, including expected rates of growth and decline in our current markets; risks related to liquidity and the adequacy of our capital resources; ability to achieve profitable operations or limit losses; adverse business conditions; changes in customer order patterns; the impact of employee attrition rates; heightened competition, reflecting rapid technological advances and constantly improving price/performance, which may result in significant discounting and lower gross profit margins; continued success in technological advancements and new product introduction, including timely development and successful introduction of strategic products for specific markets; risks related to the acceptance of new products, including the SGI® Altix™ family of servers and superclusters, and storage offerings based on our CXFS™ shared file system; risks related to dependence on our partners and suppliers; risks related to market perceptions regarding proprietary versus open standard technologies; risks related to foreign operations (including weak or disrupted economies, unfavorable currency movements and export compliance issues); risks associated with implementation of new business practices, processes and information systems; uncertainties arising from claims and litigation; and other factors including those detailed from time to time in our periodic reports that are filed with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the quarter ended December 26, 2003. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information, future events or otherwise.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2004	By:	/s/ Sandra M. Escher

Sandra M. Escher
Senior Vice President and General Counsel